UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

INSTRUCTURE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40647	84-4325548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 SOUTH 3000 EAST SUITE 700
SALT LAKE CITY, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 203-6755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On October 30, 2023, Instructure Holdings, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”), by and among PCS Holdings, LLC, a Delaware limited liability company (the “Target”), Instructure, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Purchaser”), Brentwood Associates Private Equity VI-A, L.P., a Delaware limited partnership (“Merit Seller”), BA VI Merit Blocker, LLC, a Delaware limited liability company (“Merit”), Brentwood Associates Opportunities Fund, L.P., a Delaware limited partnership (“BAO Seller”), Brentwood Associates Opportunities Blocker, LLC, a Delaware limited liability company (“BAO”), Towers Watson Investment Management Master Trust Ireland a/c Towers Watson Partners Master Fund (“WTW”), GCP Equity Ltd., (“GCP”), Golub Capital CP Funding LLC, a Delaware limited liability company, (“Golub” and collectively with WTW and GCP, “Pathway Seller,” and together with Merit Seller and BAO Seller, the “Blocker Sellers,” and each individually, a “Blocker Seller”), BA Pathway Co-Investors Blocker, LLC (“Pathway,” and together with Merit and BAO, the “Blockers,” and each individually, a “Blocker”), the other sellers listed on the signature pages to the Purchase Agreement (each individually, a “Seller”, and collectively with the Blocker Sellers, the “Selling Parties”), and BAO Seller, solely in its capacity as representative for the Selling Parties. Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions therein, (i) the Purchaser shall purchase from the Selling Parties, and the Selling Parties, other than the Blockers, shall sell to the Purchaser, all of the issued and outstanding equity interests of the Target (collectively, the “Target Units”) held by such Selling Parties (the “Target Acquisition”) and (ii) the Purchaser shall purchase from the Blocker Sellers, and the Blocker Sellers shall sell to the Purchaser, all of the issued and outstanding equity interests (the “Blocker Equity,” and together with the Target Units, the “Purchased Units”) of Merit, BAO and Pathway (the “Blocker Acquisition,” and together with the Target Acquisition, the “Transactions”). As a result of the Transactions, the Purchaser will acquire 100% of the equity interests of the Target.

The Company’s Board of Directors has unanimously approved the Purchase Agreement.

Purchase Consideration

Subject to the terms and conditions of the Purchase Agreement, the consideration payable for the Purchased Units at the closing of the Transactions (the “Closing”) will be an aggregate of $835,000,000 in cash, subject to certain adjustments as set forth in the Purchase Agreement (the “Purchase Price”).

Conditions to Closing

The completion of the Transactions does not require approval of the Company’s stockholders. Under the terms of the Purchase Agreement, the completion of the Transactions is subject to certain closing conditions, including, but not limited to: (i) the expiration or termination of the waiting periods applicable to the Closing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Approval”); (ii) the approval of the Transactions under the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) (the “FIRB Approval,” together with the HSR Approval, the “Regulatory Approvals”); (iii) the absence of any law of any government or governmental or regulatory body thereof, or political subdivision thereof (“Governmental Body”) enjoining or prohibiting the consummation of the Closing; (iv) the accuracy of the parties’ respective representations and warranties in the Purchase Agreement, subject to specified materiality qualifications; (v) compliance by the parties with their respective covenants in the Purchase Agreement in all material respects; and (vi) in the case of the Purchaser’s obligation to consummate the Closing, the absence of a “Material Adverse Effect” (as defined in the Purchase Agreement) with respect to the Blockers, the Target and each of the Target’s subsidiaries (the “Company Group”) on or after the date of the Purchase Agreement.

Financing

The Purchaser intends to finance the Transactions with a combination of cash on hand and approximately $685 million of additional borrowing under its existing credit facility. The receipt of any financing by the Purchaser is not a condition to the Purchaser’s obligation to consummate the Transactions. The Target has agreed to use its reasonable best efforts to provide the Purchaser with all cooperation necessary or reasonably requested to assist the Purchaser in obtaining any debt financing in connection with the Transactions.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties and covenants made by each of the Selling Parties, the Company Group and the Purchaser, including, among others, covenants regarding the conduct of business during the pendency of the transactions contemplated by the Purchase Agreement, public disclosures and other matters. The Target and the Selling Parties are required, among other things, not to solicit alternative acquisition proposals or business combination transactions with respect to the Company Group. The representations and warranties in the Purchase Agreement will not survive the Closing.

Termination Rights

The Purchase Agreement may be terminated under the following circumstances: (i) by mutual consent of the Target and the Purchaser; (ii) by the Target or the Purchaser if (a) the Selling Parties, the Blockers or the Target (in the case of a termination by the Purchaser) or the Purchaser (in the case of a termination by the Target) breaches its representations or warranties or fails to perform its covenants, subject to certain exceptions, such that the conditions to Closing fail to be satisfied (subject to a cure period), provided that the respective parties may not terminate the Purchase Agreement if they are then in material breach of any obligations under the Purchase Agreement; (b) the Closing is not consummated by February 27, 2024, provided that the respective parties may not terminate the Purchase Agreement if they are then in material breach of any representation, warranty or covenant, or their willful breach of the terms of the Purchase Agreement is the primary reason for the failure to consummate the Closing, and provided further that, in the case of a termination by the Purchaser, the Termination Date shall automatically be extended to April 27, 2024 if all conditions to Closing have been satisfied or waived (or would be satisfied or waived if the Closing were to occur) other than the FIRB Approval; and (c) if there is any law, injunction or order enforced by a Governmental Body prohibiting the consummation of the transactions contemplated by the Purchase Agreement, provided that the respective parties may not terminate the Purchase Agreement if they are then in material breach of their covenants regarding cooperation to obtain the Regulatory Approvals and such material breach caused the failure to remove any such law, injunction or order; (iii) by the Target if (a) all conditions to Closing have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing); (b) the Purchaser has failed to consummate the Transactions within three business days following the date the Closing should have occurred; (c) the Company Group and Selling Parties have notified the Purchaser in writing of their willingness to consummate the Closing; (d) the Target provides written notice to the Purchaser at least two business days prior to the intended termination; and (e) the Closing has not been consummated within such two business day period; or (iv) by the Purchaser if there is a final and non-appealable injunction or order by a court of competent jurisdiction permanently enjoining or prohibiting the consummation of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Transactions is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Purchase Agreement and the foregoing description thereof are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Purchase Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”) and are also qualified in important part by a confidential disclosure schedule delivered in connection with the Purchase Agreement. Investors and stockholders are not third-party beneficiaries under the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01 Regulation FD Disclosure.

On October 30, 2023, the Company posted a presentation relating to the entry into the Purchase Agreement on the investor relations section of its website at https://ir.instructure.com. The presentation includes information not previously made publicly available and will be used in connection with meetings with investors, analysts and other parties from time to time and for general marketing purposes. A copy of the presentation is hereby furnished as Exhibit 99.1 to this Current Report.

On October 30, 2023, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is hereby furnished as Exhibit 99.2 to this Current Report.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*

Unit Purchase Agreement, dated as of October 30, 2023, by and among PCS Holdings, LLC, Instructure, Inc, Brentwood Associates Private Equity VI-A, L.P., BA VI Merit Blocker, LLC, Brentwood Associates Opportunities Fund, L.P., Brentwood Associates Opportunities Blocker, LLC, Towers Watson Investment Management Master Trust Ireland a/c Towers Watson Partners Master Fund, GCP Equity Ltd., Golub Capital CP Funding LLC, BA Pathway Co-Investors Blocker, LLC, the other sellers listed on the signature pages to the Purchase Agreement, and BAO Seller, solely in its capacity as representative for the Selling Parties.

99.1	Investor Presentation, dated October 30, 2023.

99.2	Press Release, dated October 30, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the consummation, expectations and benefits of the Transactions described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed Transactions and the possibility that various closing conditions for the proposed Transactions may not be satisfied or waived, and the ability to realize the benefits expected from the proposed Transactions. The forward-looking statements in this Current Report are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent Annual Report on Form 10-K and in our other reports filed with the SEC. The Company's SEC filings are available on the Investor Relations section of our website at https://ir.instructure.com and on the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure Holdings, Inc.

Date:	October 30, 2023	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer Chief Legal Officer